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                           Superior Supplements, Inc.
                                270 Oser Avenue
                           Hauppauge, New York 11788

                             UNDERWRITING AGREEMENT

VTR Capital Inc.                                               __________, 1997
99 Wall Street
New York, NY  10005

Gentlemen:

         Superior Supplements, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to VTR Capital, Inc. ("VTR" or the "Representative") and to each of the other underwriters named in Schedule I hereto (the "Underwriters"), for each of whom you are acting as Representative, an aggregate of 250,000 Units (the "Company Units"), each Unit consisting of two shares of Common Stock, par value $.0001 ("Common Stock"), and two Redeemable Class A Common Stock Purchase Warrants (the "Warrants") of the Company at a public offering price of $12.00 per Unit. In addition, 250,000 Units (the "Selling Security Holder Units") will be sold to the Underwriters named in
Schedule I by PMF, Inc. (the "Selling Security Holder") also at a public offering price of $12.00 per Unit.

         Each Warrant shall entitle the holder to purchase one share of Common Stock for a four year period commencing one year from the Effective Date (hereinafter defined) at a price of $5.25 per share. The Warrants will be immediately detachable from the Common Stock on the Effective Date. The Warrants may be called by the Company commencing one year from the Effective Date upon at least thirty days prior written notice at a price of $.05 per Warrant at any time provided the closing bid for the Common Stock is at least $10.00 during each day of the twenty (20) trading day period within a period of thirty (30) consecutive trading days ending on the fifth day preceding the date of the written notice. The Warrant Agreement will provide that no such notice will be given until there is a current Registration Statement and Prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such notice is given to warrant holders and that the notice may not be mailed to warrant holders during the aforesaid one-year period from the Effective Date. The Company Units and the Selling Security Holder Units are hereinafter referred to as the "Firm Units."

         Upon the request of the Representative, and as provided in Section 3 hereof, the Selling Security Holder will sell to the Underwriters up to a maximum of an additional 75,000 Units for the purpose of covering over-allotments. Such additional Units are hereinafter sometimes referred to as the "Optional Units." Both the Firm Units and the Optional Units are sometimes collectively referred to herein as the "Units." All of the securities which are the subject of this Agreement are more fully described in the Prospectus of the Company described below. In the event that the Representative does not form an underwriting group but decides to act as the sole Underwriter, then all references to VTR herein as Representative shall be deemed to be to it as such sole Underwriter and Section 14 hereof shall be deemed deleted in its entirety.


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         The Company and the Selling Security Holder understand that the
Underwriters propose to make a public offering of the Units as soon as the Representative deems advisable after the Registration Statement hereinafter referred to becomes effective. The Company and the Selling Security Holder hereby confirm their agreement with the Representative and the other Underwriters as follows:

         SECTION 1. Description of Securities. The Company's authorized and outstanding capitalization when the public offering of securities contemplated hereby is permitted to commence, under the Securities Act of 1933, as amended (the "Act"), and at the Closing Date (hereinafter defined) and the terms of the Warrants and other securities will be as set forth in the Prospectus (hereinafter defined).

         SECTION 2. Representations and Warranties of the Company and the Selling Security Holder. The Company hereby represents and warrants to, and agrees with, the Underwriters as follows:

                  (a) A Registration Statement on Form SB-2 and amendments thereto (No. 333-9761) with respect to the Units, including a form of Prospectus relating thereto, copies of which have been previously delivered to you, have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and has been filed with the Commission under the Act. The Company, subject to the provisions of Section 6(a) hereof, may file one or more amendments to such Registration Statement and Prospectus. The Underwriters will receive copies of each such amendment.

                  The date on which such Registration Statement is declared effective under the Act and the public offering of the Units as contemplated by this Agreement is therefore authorized to commence, is herein called the "Effective Date." The Registration Statement and Prospectus, as finally amended and revised immediately prior to the Effective Date, are herein called respectively the "Registration Statement" and the "Prospectus." If, however, a prospectus is filed by the Company pursuant to Rule 424(b) of the Rules and Regulations which differs from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b).

                  (b) The Registration Statement (and Prospectus), at the time it becomes effective under the Act, (as thereafter amended or as supplemented if the Company shall have filed with the Commission an amendment or supplement), and, with respect to all such documents, on the Closing Date (hereinafter defined), will in all material respects comply with the provisions of the Act and the Rules and Regulations, and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Underwriters in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation thereof.


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                  (c) The Company has been duly incorporated and is now, and on the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Delaware, having all required corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is now, and on the Closing Date will be, duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it conducts its business or the character or location of its properties requires such qualifications except where the failure to so qualify would not materially adversely affect the Company's business, properties or financial condition. The Company has no subsidiaries, except as are set forth in the Prospectus.

                  (d) The financial statements of the Company (audited and unaudited) included in the Registration Statement and Prospectus present fairly the financial position and results of operations and changes in financial condition of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.

                  (e) Holtz Rubenstein & Co. LLP, independent auditors, who have given their report on certain financial statements which are included as a part of the Registration Statement and the Prospectus are independent public accountants as required under the Act and the Rules and Regulations.

                  (f) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date and, except as set forth in or contemplated in the Prospectus, (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions, in each case not in the ordinary course of business; (ii) there has not been, and will not have been, any material change in the Company's Certificate of Incorporation or in its capital stock or funded debt; and (iii) there has not been, and will not have been, any material adverse change in the business, net worth or properties or condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.

                  (g) Except as otherwise set forth in the Prospectus, the real and personal properties of the Company as shown in the Prospectus and Registration Statement to be owned by the Company are owned by the Company by good and marketable title free and clear of all liens and encumbrances, except those specifically referred to in the Prospectus, and except those which do not materially adversely affect the use or value of such assets and except the lien for current taxes not now due, or are held by the Company by valid leases, none of which is in default. Except as disclosed in the Prospectus and Registration Statement, the Company in all material respects has full right and licenses, permits and governmental authorizations required to maintain and operate its business and properties as the same are now operated and, to its best knowledge, none of the activities or business of the Company is in material violation of, or causes the Company to violate any laws, ordinances and regulations applicable thereto, the violation of which would have a material adverse impact on the condition (financial or otherwise), business, properties or net worth of the Company.

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                  (h) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.

                  (i) Except as disclosed in the Prospectus and Registration Statement, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to the Company's knowledge, threatened against the Company which are not adequately covered by insurance, which might result in a material adverse change in the condition (financial or otherwise), properties or net worth of the Company, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, properties or net worth or financial condition or income of the Company, which are not disclosed in the Prospectus.

                  (j) All of the outstanding shares of Common Stock and preferred stock are duly authorized and validly issued and outstanding, fully paid, non-assessable, and do not have any and were not issued in violation of any preemptive rights. All of the Common Stock as described in the Prospectus when paid for shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the Warrant Agreement shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock and Warrants will be delivered in accordance with this Agreement and the Warrant Agreement between the Company and American Stock Transfer & Trust Company. The Underwriters will receive good and marketable title to the Units purchased by them from the Company, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever. Except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company. All of the Units of the Company to which this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus.

                  (k) The certificate or certificates required to be furnished to the Underwriters pursuant to the provisions of Section 11 hereof will be true and correct.

                  (l) The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and it is a valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors' rights generally.

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                  (m) Except as disclosed in the Prospectus, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or any other party, of any material indenture, mortgage, deed of trust, note or any other material agreement or instrument to which the Company is a party or by which it or its business or its properties may be bound or affected, except (i) as disclosed in the Prospectus, (ii) such defaults as have been waived by all parties who would otherwise have a remedy or right with respect thereto or (iii) such defaults which will not cause any material adverse change in the business, net worth, properties or conditions (financial or otherwise), of the Company. The Company has full power and lawful authority to authorize, issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is now a party or by which it or its business or its properties may be bound or affected; the Certificate of Incorporation and any amendments thereto; the by-laws of the Company, as amended; or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.

                  (n) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Units, the Common Stock or the Warrants in the open market following the Closing Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial sale, or resale, of any of the securities which are the subject of this Agreement.

                  (o) The Warrants to be issued to the Representative (the "Underwriters' Warrants") hereunder will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Underwriters' Warrants, and such stock, when issued and paid for upon exercise of the

Underwriters' Warrants in accordance with the provisions thereof, will be duly authorized and validly issued, fully-paid and non-assessable.

                  (p) All of the aforesaid representations, agreements, and warranties shall survive delivery of, and payment for, the Units.

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         The Selling Security Holder represents and warrants to, and agrees with, the several Underwriters that:

                  (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation before any court or beneficiary, public body or board pending, threatened, or in prospect (or any basis therefor known to the Selling Security Holder) with respect to the Selling Security Holder. The Selling Security Holder is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Selling Security Holder required to take any action in order to avoid such violation or default.

                  (ii) The Selling Security Holder has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Selling Security Holder, is the legal, valid and binding obligation of the Selling Security Holder, and is enforceable as to the Selling Security Holder in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Selling Security Holder for the execution, delivery or performance of this Agreement (except filings under the Act which have been made before the applicable Closing Date and such consents consisting only of consent under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement) by the Selling Security Holder. No consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Selling Security Holder is a party, or to which any of the Selling Security Holder's properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice of the passage of time or both) entitle any party to terminate or call a default under such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on the Selling Security Holder.

                  (iii) The Selling Security Holder has good title to the Selling Security Holder Units to be sold by the Selling Security Holder pursuant to this Agreement, free and clear or all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

                  (iv) Neither the Selling Security Holder nor any of the Selling Security Holder's affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Selling Security Holder Units.

                  (v) All information furnished or to be furnished to the Company by or on behalf of the Selling Security Holder for use in connection with the preparation of the Registration

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Statement and the Prospectus is true in all respects and does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (vi) Except as may be set forth in the Prospectus, the Selling Security Holder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  (vii) The Selling Security Holder has no knowledge that, and does not believe that, any representation or warranty of the Company in Section 2 is incorrect.

                  (viii) The Selling Security Holder has not, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (ix) The Selling Security Holder Units to be sold by the Selling Security Holder pursuant to this Agreement are duly and validly authorized and issued, fully paid and non-assessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders, optionholders, warrant holders or other persons.

                  (x) No transaction has occurred between the Selling Security Holder and the Company that is required to be described in the Registration Statement or the Prospectus.

         SECTION 3. Issuance, Sale and Delivery of the Firm Units, the Optional Units and the Underwriters' Warrants.

                  (a) Upon the basis of the representations, warranties, covenants and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Company Units and the Selling Security Holder agrees to sell the Selling Security Holder Units to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Security Holder, the number of the Firm Units set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional Units which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 14 hereof.

                  The purchase price of the Units to be paid by the several Underwriters shall be $10.80 per Unit ($12.00 per Unit less a ten percent discount equal to $1.20 per Unit).

                  In addition, and upon the same basis, and subject to the same terms and conditions, the Selling Security Holder hereby grants an option to you to purchase, but only for the purpose of covering over-allotments, upon not less than two days' notice from the Representative, the Optional Units, or any portion thereof, at the same price per Unit as that

                                       7
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set forth in the preceding sentence; and each Underwriter agrees, severally and not jointly, to purchase Optional Units in the same proportion in which it has agreed to purchase Firm Units. Notwithstanding anything contained herein to the contrary, you individually and not as Representative may provide in the Agreement Among Underwriters for the Representative to purchase all or any part of the Optional Units and are not obligated to offer the Optional Units to the other Underwriters. The Optional Units may be exercised at any time, and from time to time, thereafter within a period of 30 calendar days following the Effective Date. The time(s) and date(s) (if any) so designated for delivery and payment for the Optional Units shall be set forth in the notice to the Selling Security Holder, copy to the Company. Such dates are herein defined as the Additional Closing Date(s).

                  (b) Payment for the Firm Units shall be made by certified or official bank checks in New York Clearing House funds, payable to the order of the Company and the Selling Security Holder, as the case may be, at the offices of the Representative, or its clearing agent, or at such other place as shall be agreed upon by the Representative and the Company, upon delivery of the Firm Units to the Representative for the respective accounts of the Underwriters. In making payment to the Company with respect to the Firm Units, the Representative may first deduct all sums due to it for the balance of the non-accountable expense allowance and under the Financial Consulting Agreement (as hereinafter defined). Such delivery and payment shall be made at 9:30 A.M., New York City Time on the third business day after the Effective Date which may be extended by the Representative to not later than the fifth business day, following the Effective Date (unless postponed in accordance with the provisions of Section 14 hereof) or at such other time as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are hereby defined as the Closing Date. It is understood that each Underwriter has authorized the Representative, for the account of such Underwriter, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units which it has agreed to purchase. You, individually, and not as Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Units to be purchased by any Underwriter whose check shall not have been received by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from its obligations hereunder.

                  (c) Payment for the Optional Units shall be made at the offices of the Representative, or its clearing agent or at such other place as shall be agreed upon by the Representative and the Selling Security Holder in accordance with the notice delivered pursuant to Section 3(a) which shall be no later than seven business days from the expiration of the 30-day option period.

                  (d) Certificates for the Firm Units and for the Optional Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Closing Date, and the Additional Closing Date(s) (if any). The Company shall permit the Representative to examine and package said certificates for delivery at least one full business day prior to the Closing Date and prior to the Additional Closing Date(s). The Company and the Selling Security Holder shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Underwriters for all of the Firm Units agreed to be purchased by them hereunder. The

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Representative, however, shall have the sole discretion to determine the number of Optional Units, if any, to be purchased.

                  (e) At the time of making payment for the Firm Units, the Company also hereby agrees to sell to the Representative, Warrants to purchase 50,000 Units for an aggregate purchase price of $25 (hereinafter referred to as the "Underwriters' Warrants"). The 50,000 Units underlying the Underwriters' Warrants shall be identical to the Units sold to the public. Each Underwriters' Warrant shall entitle the owner thereof to purchase one Unit of the Company at an exercise price of $19.80 per Unit. Such Underwriters' Warrants are to become exercisable one year from the Effective Date, and shall remain exercisable for a period of four years thereafter. From the Effective Date and until one (1) year thereafter, such warrants may be transferred only to officers or partners of the Underwriters and selling group members and their officers or partners.

                  The Underwriters' Warrants shall contain customary clauses protecting the holders thereof in the event the Company pays stock dividends, effects stock splits, or effects a sale of assets, merger or consolidation.

                  (f) On and subject to the Closing Date, the Company will give irrevocable instructions to its transfer agent and Depository Trust Company to deliver to the Representative (at the Company's expense) for a period of five years from the Closing Date, daily transfer sheets showing any transfers of the Units, Common Stock and Warrants and in the case of the transfer agent, from time to time during the aforesaid period a complete stockholders' list will be promptly furnished by the Company when requested by the Representative on not more than two occasions per year.


         SECTION 4. Public Offering. The several Underwriters agree, subject to the terms and provisions of this Agreement, to offer the Units to the public as soon as practicable after the Effective Date, at the initial offering price of $12.00 per Unit and upon the terms described in the Prospectus. The Representative may, from time to time, decrease the public offering price, after the initial public offering, to such extent as the Representative may determine, however, such decreases will not affect the price payable to the Company and the Selling Security Holder hereunder.

         SECTION 5. Registration Statement and Prospectus. The Company will furnish the Representative, without charge, two signed copies of the Registration Statement and of each amendment thereto, including all exhibits thereto and such amount of conformed copies of the Registration Statement and Amendments as may be reasonably requested by the Representative for distribution to each of the Underwriters and Selected Dealers.

                  The Company will furnish, at its expense, as many printed copies of a Preliminary Prospectus and of the Prospectus as the Representative may request for the purposes contemplated by this Agreement. If, while the Prospectus is required to be delivered under the Act or the Rules and Regulations, any event known to the Company relating to or affecting the Company shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to comply with the Act (or other applicable law) or with the Rules and Regulations, the Company will forthwith prepare, furnish and deliver to the Representative and to each of the other Underwriters and to others whose names and addresses are designated by the Representative, in each case at the Company's expense, a reasonable number of copies of such supplement or supplements to or amendment or amendments of, the Prospectus.

                  The Company and the Selling Security Holder authorize the Underwriters and the selected dealers, if any, in connection with the distribution of the Units and all dealers to whom any of the Units may be sold by the Underwriters or by any participating broker-dealer ("Selected Dealer") to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Units and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable State securities laws.

         SECTION 6. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                  (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus, or any supplement to the Prospectus, of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative or the Underwriters' counsel shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective (provided, however, the Company shall not cause the Registration Statement to become effective without the written consent of VTR) and will advise the Representative, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use its best efforts to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will prepare and file with the Commission, promptly upon the request of the Representative, such amendments, or supplements to the Registration Statement or Prospectus, in form and substance satisfactory to counsel to the Company, as in the reasonable opinion of Lester Morse P.C., as counsel to the Underwriters, may be necessary or advisable in connection with the offering or distribution of the Units, and will diligently use its best efforts to cause the same to become effective.

                  (d) The Company will, at its expense, when and as requested by the Representative, supply all necessary documents, exhibits and information, and execute all

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such applications, instruments and papers as may be required, in the opinion of the Underwriters' counsel, to qualify the Units or such part thereof as the Representative may determine, for sale under the so-called "Blue Sky" Laws of such states as the Representative shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Units, provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Units.

                  (e) The Company will, at its own expense, file and provide, and continue to file and provide, such reports, financial statements and other information as may be required by the Commission, or the proper public bodies of the States in which the Units may be qualified for sale, for so long as required by applicable law, rule or regulation and will provide the Representative with copies of all such registrations, filings and reports on a timely basis.

                  (f) During the period of five years from the Effective Date, the Company will deliver to the Underwriter a copy of each annual report of the Company, and will deliver to the Underwriter (i) within 50 days after the end of each of the Company's first three quarter-yearly fiscal periods, a balance sheet of the Company as at the end of such quarter-yearly period, together with a statement of its income and a statement of changes in its cash flow for such period (Form 10-Q or 10-QSB), all in reasonable detail, signed by its principal financial or accounting officer, (ii) within 105 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of cash flow for such fiscal year (Form 10-K or 10-KSB), such balance sheet and statement of cash flow for such fiscal year to be in reasonable detail and to be accompanied by a certificate or report of independent public accountants, (who may be the regular accountants for the Company), (iii) as soon as available a copy of every other report (financial or other) mailed to the stockholders, and (iv) as soon as available a copy of every non-confidential report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any regulations of the Commission thereunder. If and for so long as the Company has one or more active subsidiaries, the financial statements required by (i) and (ii) above shall be furnished on a consolidated basis in respect of the Company and all of the Company's subsidiaries. The financial statements referred to in (ii) shall also be furnished to all of the stockholders of the Company as soon as practicable after the 105 days referred to therein.

                  (g) The Company represents that, with respect to the Units, it will prepare and file a Registration Statement with the Commission pursuant to Section 12(g) of the 1934 Act prior to the Effective Date with a request that such Registration Statement will become effective on the first day following the Effective Date. The Company understands that, to register, it must prepare and file with the Commission a General Form of Registration of Common Stock (Form 8-A or Form 10). The Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, and shall promptly furnish you with copies of all material filed with the Commission pursuant to the 1934 Act or otherwise furnished to shareholders of the Company.

                  (h) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) The Company will, on or about the Effective Date, apply for listing in Standard and Poor's Corporation Records and Standard & Poor's Monthly Stock Guide and shall use its best efforts to have the Company listed in such reports for a period of not less than five (5) years from the Closing Date. The Company will request accelerated treatment in the Daily News Supplement of Standard and Poor's Corporation Records.


                  (j) The Company shall employ the services of an auditing firm acceptable to the Representative in connection with the preparation of the financial statements required to be included in the Registration Statement and shall continue to appoint such auditors or such other auditors as are reasonably acceptable to the Representative for a period of five (5) years following the Effective Date of the Registration Statement. Said financial statements shall be prepared in accordance with Regulation S-X under the General Rules and Regulations of the 1933 Act. The firm of Holtz Rubenstein & Co., LLP are deemed acceptable to the Underwriter. The Company shall appoint American Stock Transfer & Trust Company transfer agent (the "Transfer Agent") for the Common Stock and as Warrant Agent for the Warrants.

                  (k) Until such time as the Company's Common Stock is listed on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ/NMS; the Company shall cause its legal counsel or an independent firm acceptable to the Representative to provide the Representative with a survey, to be updated upon request of the Underwriter, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority. The first such survey shall be delivered at closing; the second such survey shall be delivered within five business days of publication of the Company in Standard & Poor's Corporation Records and, thereafter upon request of the Underwriter.

                  (l) As soon as practicable after the Closing Date, the Company will deliver to the Representative and its counsel a total of two bound volumes of copies of all documents relating to the public offering which is the subject of this Agreement.

         SECTION 7. Expenses of the Company.

         (a) The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with the proposed financing, including: (i) the preparation, printing and filing of the Registration Statement and amendments thereto, including NASD and SEC filing fees, preliminary and final Prospectus and the printing of the Underwriting Agreement, the Agreement Among the Underwriters and the Selected Dealers' Agreement, a Blue Sky Memorandum and material to be circulated to the Underwriters by us; (ii) the issuance and delivery of certificates representing the Common Stock and Warrants including original issue and transfer taxes, if any; (iii) the qualifications of the Company's Units (covered by the "firm commitment" offering) under State securities or "Blue Sky" laws, including counsel fees of Lester Morse P.C. relating thereto in the sum of Thirty ($30,000) Dollars ($7,500 of which has been paid, together with appropriate state filing fees) plus disbursements relating to, but not limited to, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services; and (iv) the fees and disbursements of counsel for the Company and the accountants for the Company. Upon the commencement of the necessary state Blue Sky filings by our counsel, the Company shall supply him at his request, all necessary state filing fees.


         (b) In addition, the Company shall bear each of the following costs:
(i) investigative reports (such as Bishop's Reports) of the Company's executive officers, directors and principal shareholders, not to exceed $5,000 in the aggregate and (ii) otherwise unreimbursed postage including mailing of preliminary and final prospectuses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Units on an accountable basis.

         SECTION 8. Payment of Underwriters' Expenses.

                  On the Closing Date and Additional Closing Date(s) (if any), the Company will pay to you an expense allowance equal to three (3%) percent of the total gross proceeds derived from the sale of the Units contemplated by this Agreement for the fees and disbursements of counsel to the Underwriters and for costs of otherwise unreimbursed advertising, traveling, postage, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Units; and you shall not be obligated to account to the Company for such disbursements and expenses. Further, in the event that this Agreement is terminated pursuant to
Section 12 hereof, the Company will be obligated to reimburse the Representative on an accountable basis for its reasonable out-of-pocket expenses incurred in connection hereunder.

         SECTION 9.   Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading. The Selling Security Holder agrees to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to the Selling Security Holder contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Security Holder), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading, but only with reference to information relating to the Selling Security Holder furnished in writing to the Company by or on behalf of the Selling Security Holder expressly for use in connection with the preparation of the Registration Statement and Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Security Holder), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading.

                  (b) Such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Units to any person by such Underwriter if such untrue statement or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. The obligations of the Selling Security Holder, pursuant to this Section 9(a) shall be limited to an amount not exceeding the product of the Per Unit Price to Public of the Units as set forth on the cover page of the Prospectus and the number of Units being sold by each of them. In no event shall the indemnification agreement contained in this Section 9(a) inure to the benefit of any Underwriter on account of any losses, claims, damages, liabilities or actions arising from the sale of the Units upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such preliminary prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which the Company and the Selling Security Holder may otherwise have.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement and the Selling Security Holder, to the same extent as the foregoing indemnity from the Company and the Selling Security Holder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, which were made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter for specific use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) and the Selling Security Holder shall be limited to the net proceeds received by the Company and the Selling Security Holder, respectively, from such Underwriter. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto.

                  (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 9(a) 9(b), or 9(c) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party, or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 9(a) and
(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Security Holder or the Underwriters, the Company, the Selling Security Holder and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as the Selling Security Holder, persons who control the company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Selling Security Holder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Security Holder on the one hand and the Underwriters on the other from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided herein in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Security Holder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Security Holder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Security Holder from the sale of the Units, as set forth in the table on the cover page of the Prospectus (but not taking into account the use of the proceeds of such sale of Units by the Company), bear to (y) the underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Security Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Security Holder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

Company, the Selling Security Holder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Units purchased by such Underwriter hereunder, (ii) in no case shall the Selling Security Holder be liable or responsible for any amount in excess of the product of the Per Unit Price to Public of the Units as set forth on the cover page of the Prospectus and the number of Units being sold by each of them subject to the limitation expressed in Section 9(a), and (iii) the Company shall be liable and responsible for any amount in excess of the underwriting discount and the amount referred to in clause (ii) provided, however (i) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i),
(ii) and (iii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         SECTION 10. Effectiveness of Agreement. This Agreement shall become effective (i) at 10:00 A.M., New York Time, on the first full business day after the Effective Date, or (ii) at the time of the initial public offering by the Underwriters of the Units, whichever shall first occur. The time of the initial public offering by the Underwriters of the Units for the purposes of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Units, or the time, after the Registration Statement becomes effective, when the Units are first released by the Representative for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representative agrees to notify the Company immediately after it shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

         SECTION 11. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Units which the Underwriters have agreed to purchase hereunder are subject to: the accuracy, as of the date hereof and as of the Closing Date and the Additional Closing Date(s), if any, (together, the "Closing Dates"), of all of the representations and warranties of the Company and the Selling Security Holder contained in this Agreement; the Company's compliance with, or performance of, all of its covenants, undertakings and agreements contained in this Agreement that are required to be complied with or performed on or prior to each of the Closing Dates and to the following additional conditions:

                  (a) On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or be pending or, to the knowledge of the Company, shall be threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Underwriters shall have reasonably objected, in writing.

                  (b) The Representative shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contained, as of the date thereof, an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not materially misleading.

                  (c) Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

                  (d) Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or, to the knowledge of the Company, threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, licenses, permits, operations or financial condition or income of the Company.

                  (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Closing Date, (A) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and
(B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction, and (C) the Company shall not have suffered or experienced any material adverse change in its business, affairs or in its condition, financial or otherwise. On the Closing Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the sale of the Units except to the extent that any decrease is disclosed in or contemplated by the Prospectus.

                  (f) The authorization of the Units, the Common Stock and the Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all respects to counsel to the Underwriters.

                  (g) The Company shall have furnished to the Representative the opinions, dated the Closing Date, and Additional Closing Date(s), addressed to you, of its counsel that:

                           (i) The Company has been duly incorporated and is a
validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; it has authorized and outstanding capital as set forth in the Registration Statement and Prospectus; and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified except where failure to be so qualified or licensed would have no material adverse effect.

                           (ii) All of the outstanding shares of Common Stock
and preferred stock are duly and validly issued and outstanding, fully paid, and non-assessable, and do not have any, and were not issued in violation of any, preemptive rights. The Company will have duly authorized, reserved and set aside shares of Common Stock issuable upon exercise of the Warrants and any other outstanding options or warrants and when issued in accordance with such terms contained in the Prospectus, will be duly and validly authorized and issued, fully paid and non-assessable.

                           (iii) All of the Units of the Company to which this
Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus (excluding financial statements).


                           (iv) The Underwriters against payment therefor, will
receive good and marketable title to the Units purchased by them from the Company and the Selling Security Holder in accordance with the terms and provisions of this Agreement.

                           (v) To the best of the knowledge of such counsel,
except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and, no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.

                           (vi) To the best of such counsel's knowledge, no
consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Units hereunder, except such as may be required under the Act or state securities or Blue Sky Laws.

                           (vii) The Registration Statement has become
effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and in the course of the preparation of the Registration Statement, nothing has come to the attention of said counsel to cause them to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                           (viii) The Underwriter's Warrants to be issued to
the Representative hereunder will be, when issued against payment therefor duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Underwriter's Warrants and Underlying Warrants, and such stock, when issued and paid for upon exercise of the Underwriter's Warrants and Underlying Warrants in accordance with the provisions thereof, will be duly and validly authorized and issued, fully-paid and non-assessable.

                           (ix) The Company holds by valid lease, its
properties as shown in the Prospectus, and is in all material respects complying with all laws, ordinances and regulations applicable thereto.

                           (x) This Agreement has been duly authorized and
executed by the Company and the Selling Security Holder and is a valid and binding agreement of the Company and the Selling Security Holder enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and except that no opinion need be given with regard to the enforceability of Section 9 hereof or the availability of equitable relief.

                           (xi) To the best knowledge of such counsel: (a) no
default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or the Selling Security Holder, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or the Selling Security Holder is a party or by which it or its business or its properties may be bound or affected, except where such default would not have a material adverse effect on the business of the Company and except as disclosed in the Prospectus; (b) the Selling Security Holder has full power and legal authority to sell the Selling Security Holder Units to the Underwriters free and clear of all liens and encumbrances; (c) the Company has full power and lawful authority to authorize, issue and sell the Units on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus; (d) no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws, clearance with the NASD and such other consent, approval, authorization or order as has been obtained and is in full force and effect; and (e) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under, any material indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company and the Selling Security Holder is now a party or by which it or its business or its properties may be bound or affected, the Certificate of Incorporation and any amendments thereto, the by-laws of the Company or the Selling Security Holder, or any order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or the Selling Security Holder or its business or properties.

                           (xii) Except as disclosed in the Registration
Statement and Prospectus, to the best knowledge of such counsel, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to such counsel's knowledge, threatened against the Company or the Selling Security Holder which are not adequately covered by insurance and there are no proceedings pending or, to the knowledge of such counsel, threatened against the Company or the Selling Security Holder before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially and adversely affect the business, operation or condition (financial or otherwise) of the Company or the Selling Security Holder, which are not disclosed in the Prospectus.

                  Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

                  (h) The Company shall have furnished to the Representative certificates of the President of the Company, dated as of the Closing Date, and Additional Closing Date(s), to the effect that:

                           (i) Each of the representations and warranties of
the Company contained in Section 2 hereof is true and correct in all material respects at and as of such Closing Date, and the Company has performed or complied with all of its agreements, covenants and undertakings contained in this Agreement and has performed or satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at the Closing Date;

                           (ii) The Registration Statement has become effective
and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                           (iii) The respective signers have each carefully
examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth except changes which the Registration Statement and Prospectus indicate might occur.

                           (iv) Except as set forth or contemplated in the
Registration Statement and Prospectus, since the respective dates as of which, or periods for which, information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any material adverse change, financial or otherwise, in the business, business prospects, earnings, general affairs or condition (financial or otherwise), of the Company (in each case whether or not arising in the ordinary course of business), and (B) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business other than as referred to in the Registration Statement or Prospectus and except changes which the Registration Statement and Prospectus indicate might occur.

                  (i) The Company shall have furnished to the Representative on the Closing Date and the Additional Closing Date(s), if any, such other certificates of executive officers of the Company additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Company herein; the performance by the Company of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

                  (j) At the time this Agreement is executed, and on each Closing Date you shall have received a letter from Holtz Rubenstein & Co., LLP, addressed to the Representative, as Representative of the Underwriters, and dated, respectively, as of the date of this Agreement and as of each Closing Date in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) They are independent public accountants within
the meaning of the Act and the applicable published Rules and Regulations of the Commission;

                           (ii) In their opinion, the financial statements and
related schedules of the Company included in the Registration Statement and Prospectus and covered by their reports comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder;

                           (iii) On the basis of limited procedures in
accordance with standards established by the American Institute of Certified Public Accountants, including (1) a reading of the latest available financial statements of the Company (a copy of which shall be attached to such letter),
(2) a reading of the latest available minutes of the meetings of the stockholders and the Board of Directors of the Company as set forth in the minute books of the Company, officials of the Company having advised you and them that the minutes of all such meetings through that date were set forth therein, (3) consultations with officials of the Company responsible for financial and accounting matters of the Company, which procedures do not constitute an examination in accordance with generally accepted accounting standards, and would not necessarily reveal material adverse changes in the financial position or results of operations or inconsistencies in the application of generally accepted accounting principles, nothing has come to their attention which in their judgment would lead them to believe that (a) the unaudited financial statements and related schedules of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder, or were not prepared in accordance with generally accepted accounting principles and practices consistent in all material respects with those followed in the preparation of the comparable financial statements and schedules covered by their reports included in the Registration Statement and Prospectus, or would require any material adjustments for a fair presentation of the information purported to be shown thereby or (b) during the period from the date of the Capitalization table included in the Prospectus to a specified date not more than four business days prior to the date of such letter, there has been any material change in the capital stock or debt of the Company, or (c) during the period from the date of the latest balance sheet and related statements of operations, changes in stockholders' equity and changes in financial position included in the Prospectus and covered by their reports contained therein to the date of the letter, there has been any material adverse change in the financial condition, or results of operations, of the Company; and

                           (iv) In addition to the examination referred to in
their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company which appear in the Prospectus under the captions "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Executive Compensation", "Certain Transactions", "Selected Financial Data," "Dilution," and "Risk Factors," as well as such other financial information as may be specified by the Representative, and that they have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

         (k) The Selling Security Holder shall have furnished to the Representative on the Closing Date and the Additional Closing Date(s), if any, insofar as it applies to the Selling Security Holder, such other certificates of executive officers of PMF, Inc., additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Selling Security Holder herein; the performance by the Selling Security Holder of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the

Closing Date.

                  All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters, whose approval shall not be unreasonably withheld, conditioned or delayed.

                  If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be terminated and canceled by the Representative by notifying the Company of such termination and cancellation in writing or by telegram at any time prior to, or on, the Closing Date and any such termination and cancellation shall be without liability of any party hereto to any other party, except with respect to the provisions of Sections 7 and 8 hereof. The Representative may, of course, waive, in writing, any conditions which have not been fulfilled or extend the time for their fulfillment.

SECTION 12.   Termination.

                  (a) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company at any time before it becomes effective pursuant to Section 10.

                  (b) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company, at any time after it becomes effective, in the event that the Company or the Selling Security Holder, after notice from the Representative and an opportunity to cure, shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company or the Selling Security Holder to be performed, complied with or fulfilled within the respective times herein provided for, including without limitation Section 6(g) hereof, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing. This Agreement may also be terminated if (i) qualifications are received or provided by the Company's independent public accountants or attorneys or the Selling Security Holder's attorneys to the effect of either inabilities in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the securities contemplated or as to corporate proceedings or other matters or (ii) there is any action, suit or proceeding, threatened or pending, at law or equity against the Company or the Selling Security Holder, or by any Federal, State or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, or financial condition of the Company which was not disclosed in the Prospectus.

                  (c) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company or the Selling Security Holder at any time after it becomes effective, if the offering of, or the sale of, or the payment for, or the delivery of, the Units is rendered impracticable or inadvisable because (i) additional material governmental restriction, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by Federal or New York State authorities or (ii) a war or other national calamity shall have occurred involving the United States or (iii) the condition of the market for securities in general shall have materially and adversely changed, or (iv) the condition of any matter materially affecting the Company or the Selling Security Holder or its business or business prospects, is such that it would be undesirable, impractical or inadvisable to proceed with, or consummate, this Agreement or the public offering of the Units.

                  (d) Any termination of this Agreement pursuant to this
Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 6, 7 and 8, to the extent therein provided. In addition, the Underwriter shall account to the Company for any advance and shall reimburse the Company for any portion of the advance not expended for actual out-of-pocket expenses. In the event that the Representative terminates this agreement pursuant to the provisions of Section 12(b), the Representative shall be entitled to reimbursement of expenses on an accountable basis.

         SECTION 13. Finder. The Company, the Selling Security Holder and the Underwriters mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Underwriters and that they know of no claim by anyone for a "finder's fee" or similar type of fee, in connection with the public offering which is the subject of this Agreement. Each party hereby indemnifies the other against any such claims by any person known to it, and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Underwriters and/or to have such a claim.

         SECTION 14.   Substitution of Underwriters.

                  (a) If one or more Underwriters default in its or their obligations to purchase and pay for Units hereunder and if the aggregate amount of such Units which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the aggregate number of Units constituting the Units, the non-defaulting Underwriters shall have the right and shall be obligated severally to purchase and pay for (in addition to the Units set forth opposite their names in Schedule I) the full amount of the Units agreed to be purchased by all such defaulting Underwriters and not so purchased, in proportion to their respective commitments hereunder. In such event the Representative, for the accounts of the several non-defaulting Underwriters, may take up and pay for all or any part of such additional Units to be purchased by each such Underwriter under this subsection (a), and may postpone the Closing Date to a time not exceeding seven full business days; or

                  (b) If one or more Underwriters (other than the Representative) default in its or their obligations to purchase and pay for the Units hereunder and if the aggregate amount of such Units which all Underwriters so defaulting shall have agreed to purchase shall exceed 10% of the aggregate number of Units, or if one or more Underwriters for any reason permitted hereunder cancel its or their obligations to purchase and pay for Units hereunder, the non-canceling and non-defaulting Underwriters
(hereinafter called the "Remaining Underwriters") shall have the right, but shall not be obligated to purchase such Units in such proportion as may be agreed among them, at the Closing Date. If the Remaining Underwriters do not purchase and pay for such Units at such Closing Date, the Closing Date shall be postponed for one business day and the remaining Underwriters shall have the right to purchase such Units, or to substitute another person or persons to purchase the same or both, at such postponed Closing Date. If purchasers shall not have been found for such Units by such postponed Closing Date, the Closing Date shall be postponed for a further two business days and the Company and the Selling Security Holder shall have the right to substitute another person or persons, satisfactory to you to purchase such Units at such second postponed Closing Date. If the Company and the Selling Security Holder shall not have found such purchasers for such Units by such second postponed Closing Date, then this Agreement shall automatically terminate and neither the Company, nor the Selling Security Holder nor the remaining Underwriters (including the Representative) shall be under any obligation under this

Agreement (except that the Company shall remain liable to the extent provided in Section 7 hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 14. Nothing in this subparagraph (b) will relieve a defaulting Underwriter from its liability, if any, to the other Underwriters for damages occasioned by its default hereunder (and such damages shall be deemed to include, without limitation, all expenses reasonably incurred by each Underwriter in connection with the proposed purchase and sale of the Units) or obligate any Underwriter to purchase or find purchasers for any Units in excess of those agreed to be purchased by such Underwriter under the terms of Sections 3 and 14 hereof.

                  SECTION 15. Registration of the Warrants and/or securities underlying the Underwriters' Warrants. The Company agrees that it will, upon request by the Representative or the holders of a majority of the Underwriters' Warrants and Underlying Securities within the period commencing one year after the Effective Date, and for a period of five years from the Effective Date, on one occasion only at the Company's sole expense, cause the Underwriters' Warrants and/or the Underlying Securities issuable upon exercise of the Underwriters' Warrants, to be the subject of a post-effective amendment, a new Registration Statement, if appropriate (hereinafter referred to as the "demand Registration Statement"), so as to enable the Representative and/or its assigns to offer publicly the Underwriters' Warrants and/or the Underlying Securities. The Company agrees to register such securities expeditiously and, where possible, within forty-five (45) business days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, new Registration Statement to become effective and for a period of nine (9) months thereafter to reflect in the post-effective amendment, new Registration Statement, financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in such post-effective amendment or new Registration Statement. The holders of the Underwriters' Warrants may demand registration without exercising such Warrants and, in fact, are never required to exercise same.

                           The Company understands and will agree that if, at
any time within the period commencing one year after the Effective Date and ending seven years after the Effective Date of the Company's Registration Statement, it should file a Registration Statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriters' Warrants and Underlying Securities shall have theretofore availed themselves of the right provided above, the Company, at its own expense, will offer to said holders the opportunity to register the Underwriters' Warrants and Underlying Securities. This paragraph is not applicable to a Registration Statement filed by the Commission with the Commission on Form S-8 or any other inappropriate form.

                           In addition to the rights above provided, the
Company will cooperate with the then holders of the Underwriters' Warrants and Underlying Securities in preparing and signing a Registration Statement, on one occasion only in addition to the Registration Statements discussed above, required in order to sell or transfer the aforesaid Underwriters' Warrants and Underlying Securities and will supply all information required therefor, but such additional Registration Statement shall be at the then Holders' cost and expense unless the Company elects to register additional shares of the Company's Common Stock in which case the cost and expense of such Registration Statement will be prorated between the Company and the Holders of the Underwriters' Warrants and Underlying Securities according to the aggregate sales price of the securities being issued. The Holders of the Underwriters' Warrants may include such Warrants in any such filing without exercising the Underwriters' Warrants, and in fact, are never required to exercise same. The Company can, at any time for any reason, withdraw any such registration except in connection with a Registration Statement filed pursuant to the Company's demand Registration Statement.

         SECTION 16.   Other Agreements.

                  (a) On the Effective Date, the Company will enter into an agreement retaining the Representative as a financial consultant pursuant to which the Representative shall receive a consulting fee in an amount equal to $72,000 for services for two (2) years from the Effective Date, payable in full in advance on the Closing Date, which shall include, but not be limited to, advising the Company in connection with possible acquisition opportunities, advising the Company regarding shareholder relations including the preparation of the annual report and other releases, assisting in long-term financial planning, advice in connection with corporate re-organizations and expansion and capital structure, and other financial assistance.

                  (b) If the Company shall within five (5) years from the Effective Date, enter into any agreement or understanding with any person or entity introduced by the Representative involving (i) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

                  5% of the first $4,000,000 or portion thereof, of such consideration;
                  4% of the next $1,000,000 or portion thereof, of such consideration;
                  3% of the next $1,000,00 or portion thereof, of such consideration; and
                  2% of such consideration in excess of the first $1,000,000 of such consideration.

         The fee payable to the Representative will be in the same form of consideration as that paid by or to the Company, as the case may be, in any such transactions.

                  (c) Commencing twelve months after the Effective Date, the Company will pay the Representative as its Warrant solicitation agent an amount equal to four percent (4%) of the aggregate exercise price of each Warrant exercised of which a portion may be allowed to the dealer who solicited the exercise (which may also be the Representative); provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant holder; (3) the Warrant was not held in a discretionary account or prior specific written approval was obtained from the related customer; (4) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (5) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934; and (6) solicitation is in compliance with NASD Notice to Members 81-38. The Company agrees to pay over to the Representative any fees due it within five business days after receipt by the Company of Warrant proceeds. Within ten (10) days of the last day of each month commencing one year from the Effective Date, the Company will instruct the Warrant Agent to notify the Representative of each Warrant certificate which has been properly completed and delivered for exercise by holders of Warrants during each such month. The Company will instruct the Transfer Agent that the Representative may at any time during business hours upon reasonable advance written notice, at its expense, examine the records of the Company and the Warrant Agent which relate to the exercise of the Warrants.

It is understood that this agreement is on an exclusive basis to solicit the exercise of the Warrants and that the Company may not engage other broker-dealers to solicit the exercise of Warrants without the consent of VTR. It is understood that no solicitation fee will be paid where the Warrant exercise was not solicited by VTR or another member of the NASD.

         SECTION 17. Notice. Except as otherwise expressly provided in this Agreement, (a) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at the address set forth herein on the first page, copy to Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022, Attention Steven F. Wasserman; b) whenever notice is required by the provisions hereof to be given to the Selling Security Holder, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Selling Security Holder at_______________________, , copy to_______________________; and (c) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Representative at VTR, at the address set forth herein on the first page copy to Steven Morse, Esq., Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Any party may change the address for notices to be sent by giving written notice to the other persons.

         SECTION 18. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as at the date hereof and as at the Closing Date and the Additional Closing Date(s), and all representations, warranties, covenants, and agreements of the several Underwriters, the Company and the Selling Security Holder, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters or any of their controlling persons, and shall survive any termination of this Agreement (whensoever made) and/or delivery of the Units to the several Underwriters.

              SECTION 19. Miscellaneous. This Agreement is made solely for the benefit of the Underwriters, the Company and the Selling Security Holder and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Units. This Agreement shall not be assignable by any party without the other party's prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, our respective successors and permitted assigns. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. The validity, interpretation and construction of this Agreement, and of each part hereof, shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company, the Selling Security Holder and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    SUPERIOR SUPPLEMENTS, INC.

                                    By:
                                       --------------------------------------
                                               (authorized officer)

                                    PMF, INC.

                                    BY:
                                       --------------------------------------


CONFIRMED AND ACCEPTED, as of the
date first above written:

VTR CAPITAL, INC.

By:
   ----------------------------------------------
   For itself and as the Representative of the
   other Underwriters named in Schedule I hereto.

                                   SCHEDULE I

           Underwriters                              Number of Units to be
           ------------                                    Purchased
                                                     ---------------------

           VTR Capital Inc.

                                                            --------
                  Total                                     500,000